POWER OF ATTORNEY


     I hereby appoint John J. Gorman, Robert B. Pomerenk and Elizabeth E. Hance to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form ID, 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Messrs. Gorman or Pomerenk, or Ms. Hance in writing that his or her authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on August 25, 2005.


                                             by  /s/ Salvatore J. Romano, Ph.D.
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                                                 Salvatore J. Romano, Ph.D.


                                In presence of   /s/ Karen LeBlon
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                                            at   New Brunswick,            NJ
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                                                   City                 State